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                                  FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                                 Ontro, Inc.
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            (Exact name of registrant as specified in its charter)

              California                               33-0638356
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

              12675 Danielson Court, Suite 401, Poway, CA 92064
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                   (Address of principal executive offices)
      Securities to be registered pursuant to Section 12(b) of the Act:



      Title of each class                   Name of each exchange on which
      to be so registered                   each class is to be registered

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If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-39253.

Securities to be registered pursuant to Section 12(g) of the Act:     None

                                    Common Stock
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                                   (Title of class)

                            Common Stock Purchase Warrant
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                                   (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.

    In response to this item, incorporated by reference is the description of the Common Stock and Warrants (collectively, the "Securities"), of Ontro, Inc. (the "Registrant") contained under the caption "Description of Securities" in the Prospectus (Subject to Completion) dated October 31, 1997, as amended to date, that forms a part of the Registrant's Registration Statement on Form SB-2 (the "Registration Statement") (File No. 33-39253).

Item 2.  Exhibits.

    The following exhibits are filed as a part of this Registration Statement:

    1.   Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

    2. Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registration Statement).

    3. Form of certificate for the Warrant (incorporated by reference to Exhibit 4.1 to the Registration Statement).

    4.   Form of Representative's Options (incorporated by reference to Exhibit
         4.2 to the Registration Statement).

    5. Form of Warrant Agreement between the Company and ChaseMellon Shareholder Services (incorporated by reference to Exhibit 4.3 to the Registration Statement).

    6. Form of stock certificate for Common Stock of Registrant (incorporated by reference to Exhibit 4.4 to the Registration Statement).

    7.   Form of Underwriting Agreement (incorporated by reference to Exhibit
         1.1 to the Registration Statement).


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                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Ontro, Inc.

Date:     December 16, 1997
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By:       /s/ Kevin A. Hainley
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Name:     Kevin A. Hainley
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Title:    Chief Financial Officer
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